EXHIBIT 99.2

SPECIAL MEETING OF SHAREHOLDERS OF

BSB BANCORP, INC.

•, 2004

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.
– OR –
TELEPHONE – Call toll-free 1-800-• from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.	COMPANY NUMBER ACCOUNT NUMBER
– OR –	CONTROL NUMBER
INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

¯    Please detach and mail in the envelope provided IF you are not voting via telephone or the internet     ¯

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

l.    The adoption of the Agreement and Plan of Merger, dated December 23, 2003, by and between Partners Trust Financial Group, Inc., a federal corporation, SBU Bank, Wicked Acquisition Corporation, Partners Trust, MHC, and BSB Bancorp, Inc. (BSB Bancorp Proposal 1).

FOR AGAINST ABSTAIN

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2.    To transact any other business that properly comes before the Special

Meeting. Except for procedural matters incident to the conduct of the meeting, the Board of Directors is not aware of any other matters which may properly come before the Special Meeting.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Shareholders of BSB Bancorp, Inc. called for •, 2004, and a Proxy Statement prior to signing this Proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS OTHERWISE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder Date:	Signature of Shareholder Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Revocable Proxy

BSB BANCORP, INC.

58-68 Exchange Street

Binghamton, New York 13901

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR USE ONLY AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON

•, 2004, AND AT ANY ADJOURNMENT THEREOF

The undersigned, being a shareholder of BSB Bancorp, Inc. (the “Company”), hereby appoints [            ] as proxy, such person being duly appointed by the Board of Directors with the power to appoint an appropriate substitute, and hereby authorizes such proxy to represent the undersigned at the Special Meeting of Shareholders of the Company to be held at the Holiday Inn Binghamton – Arena, 2-8 Hawley Street, Binghamton, New York 13901 on •, 2004 at • local time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions on the reverse side.

CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE